UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

KINNATE BIOPHARMA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39743	82-4566526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 175
San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 299-4699

12707 High Bluff Drive, Suite 200, San Diego, California 92130
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KNTE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 7, 2021, the Board of Directors (the “Board”) of Kinnate Biopharma Inc. (the “Company”) appointed Neha Krishnamohan as the Company’s Chief Financial Officer and Executive Vice President, Corporate Development. Ms. Krishnamohan’s employment with the Company commenced on June 7, 2021. Ms. Krishnamohan will also serve as the principal financial and accounting officer of the Company as such term is used for purposes of the rules and regulations of the Securities and Exchange Commission (the “SEC”). Effective upon Ms. Krishnamohan’s appointment as the principal financial officer, Mark Meltz, the Company’s Chief Operating Officer and General Counsel, will cease serving as the principal financial and accounting officer, but will continue in his current role as the Company’s Chief Operating Officer and General Counsel.

Prior to her employment with the Company, Ms. Krishnamohan, was with Goldman Sachs from July 2008 to May 2021, where she served most recently as Vice President, Healthcare Investment Banking from January 2015 to May 2021 and was an Associate in the Healthcare Investment Banking Group from August 2011 to December 2014. Ms. Krishnamohan graduated with a Bachelor of Science in Engineering in Biomedical Engineering and Economics from Duke University.

In connection with Ms. Krishnamohan’s  appointment, the Company and Ms. Krishnamohan entered into an employment letter agreement (the “Employment Letter”). Under the terms of the Employment Letter, Ms. Krishnamohan’s annual base salary will be $420,000, and she will be eligible for an annual target cash incentive payment equal to 40% of her annual base salary. The Employment Letter also provides for an option to purchase 270,000 shares of the Company’s common stock under the Company’s 2020 Equity Incentive Plan. She will also be entitled to be paid a one-time sign-on bonus of $50,000, which bonus is subject to forfeiture in its entirety if Ms. Krishnamohan voluntarily terminates her employment with the Company prior to June 7, 2022. Ms. Krishnamohan will also be entitled to receive other employee benefits generally available to all employees of the Company. The foregoing description of the Employment Letter does not purport to be complete and is qualified in its entirety by reference to the Employment Letter, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Company and Ms. Krishnamohan entered into a change of control and severance agreement (on the Company’s standard form) effective as of June 7, 2021, which provides Ms. Krishnamohan with certain severance and vesting acceleration benefits in the event her employment is terminated by the Company without cause (excluding by reason of death or disability) or by Ms. Krishnamohan for good reason.  The foregoing description of the change of control and severance agreement does not purport to be complete and is qualified in its entirety by reference to Ms. Krishnamohan’s change of control and severance agreement, a copy of which has been filed as Exhibit 10.2 to this Current Report on Form 8-K. The Company also entered into its standard form of indemnification agreement with Ms. Krishnamohan, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-250086 ) filed with the SEC on November 13, 2020 and is incorporated herein by reference.

Ms. Krishnamohan does not have any family relationships with any directors or officers of the Company. Ms. Krishnamohan is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On June 7, 2021, the Company issued a press release announcing the appointment of Ms. Krishnamohan as Chief Financial Officer. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Letter between the Company and Neha Krishnamohan
10.2	Change in Control and Severance Agreement between the Company and Neha Krishnamohan
99.1	Press Release dated June 7, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KINNATE BIOPHARMA INC.

Date: June 7, 2021	By:	/s/ Nima Farzan
Nima Farzan
Chief Executive Officer and President